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                                       -1-
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") made this 8th day of July, 1996, by and between Fiber Optic Technologies, Inc., a Colorado corporation whose address is 6555 South Kenton, Englewood, Colorado 80111 ("Employer" or the "Company") and Mark Helwege, an individual whose address is 1627 Wood Quail, San Antonio, Texas 78248 ("Employee").

                                 R E C I T A L S

     A. Employer desires to hire and employ Employee as President of Employer, as provided herein; and

     B. Employee desires to be employed by Employer as provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

     1. Employment. The Company agrees to employ Employee and Employee hereby agrees to be employed by the Company and/or such of its subsidiary and affiliate corporations as determined by the Company, on a full-time basis, for the period and upon the terms and conditions hereinafter set forth.

     2. Capacity and Duties. Employee shall be employed as President of Employer. During his employment, Employee shall perform the duties and bear the responsibilities commensurate with his position and as directed by the Executive Committee and the Board of Directors of the Company and shall serve the Company faithfully and to the best of his ability. In addition, Employee shall be appointed to the position of Executive Vice President - Network of the Company's ultimate parent company, namely, IntelCom Group Inc., a Canadian federal corporation ("IntelCom").

     3.  Compensation and Benefits.

     3.1 The Company shall pay Employee during the Term of this Agreement an annual base salary, payable semi-monthly in arrears. The annual base salary shall be One Hundred Sixty Thousand Dollars ($160,000.00).

     3.2 In addition to his base salary, the Company,during the Term of this Agreement, shall pay Employee a performance bonus for each fiscal year of the Company after the end of the fiscal year, in an exact amount to be determined by the Board of Directors of the Company. The fiscal 1996 bonus will be pro-rated based upon the number of full months worked during the 1996 fiscal year. The target bonus will be forty percent (40%) of Employee's annual base salary. This bonus may be adjusted, including up to a maximum of eighty percent (80%), based upon performance and as determined by the Board of Directors of the Company.

     3.3 In addition to salary and bonus payments as provided above, the Company shall provide Employee during the Term of this Agreement, with the benefits of such insurance plans,hospitalization plans, stock plans, retirement plans and other employee fringe benefits (including sick leave, four (4) week vacation time and membership in the Metropolitan Club in Englewood) as shall be generally provided to senior executive officers of the Company and for which Employee may be eligible under the terms and conditions thereof.

     3.4 Throughout the Term of this Agreement, the Company shall provide Employee a monthly car allowance in the amount of $500.00.

     3.5 Throughout the Term of this Agreement, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement, upon presentation to the Company by Employee of an itemized accounting of such expenses with reasonable supporting data.

     3.6 The Company will provide to Employee from time to time stock options under IntelCom's Incentive Stock Option Plan. Subject to the approval of the Plan Committee, which shall not be unreasonably withheld, Employee initially will have the option to purchase a total of Fifteen Thousand (15,000) shares, which shares will vest as to twenty-five percent (25%)of the total on each twelve (12) month anniversary of the date of granting of the options. The grant price will be based upon the closing price of the stock on the day of acceptance of this Agreement by Employee.

     3.7 The Company will pay Employee a signing bonus of $20,000.00 ("Signing Bonus")on the date Employee commences work for the Company.

     3.8 The Company will pay Employee all relocation expenses associated with Employee's relocation from San Antonio, Texas to the Denver, Colorado metropolitan area. Such expenses, which shall be grossed up one time for taxes if applicable, shall include, without limitation, family house-hunting trips to Denver, moving, temporary housing, real estate commissions on the sale of Employee's current home (not to exceed 8%) and reasonable closing costs on the purchase of Employee's new home. In addition, the Company will pay Employee a one-time relocation allowance of $20,000.00 to cover incidentals of moving ("Moving Allowance"). The Moving Allowance will not be grossed up for taxes.

     4. Term. The initial term of this Agreement shall be for one (1) year, commencing on August 1, 1996 ("Term") and shall continue thereafter, unless and until either party shall give at least thirty (30) days notice to the other of his or its intention to terminate this Agreement. The applicable provisions of Sections 3.2, 6, 7, 8, 9 and 10 shall remain in full force and effect as provided and for the time periods specified in such Sections notwithstanding the termination of this Agreement; all other obligations of either party to the other under this Agreement shall terminate at the end of the Term.

     5. Termination.

     5.1 If Employee dies during the Term of this Agreement, the Company shall pay his estate the compensation that would otherwise be payable to him for the remaining term of this Agreement.

     5.2 If, during the Term of this Agreement, Employee is prevented from performing his duties by reason of illness or incapacity for one hundred forty
(140) days in any one hundred eighty (180) day period, the Company may terminate this Agreement, upon thirty (30) days prior notice thereof to Employee or his duly appointed legal representative.

     5.3 Pursuant to and subject to the provisions of Section 4 hereof, the Company may terminate this Agreement upon at least thirty (30) days prior notice to Employee upon the happening of any of the following events:

          5.3.1 The sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not affiliates of the Company.

          5.3.2 The sale, exchange or other disposition in one transaction of eighty percent (80%) or more of the outstanding voting stock of the Company to or with a person, firm or corporation not then an affiliate of the Company.

          5.3.3 The merger or consolidation of the Company in a transaction not involving an affiliate of the Company in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting stock of the new continuing corporation.

          5.3.4 A bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

For the purpose of this Agreement, the term "affiliate" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

     5.4 Pursuant to and subject to the provisions of Section 4 hereof, the Company may terminate this Agreement at any time for gross negligence or non-performance by Employee of any material duties as an executive officer of the Company which continues for a period of thirty (30) days after written notice specifying such negligence or non-performance.

     5.5 The Company may terminate this Agreement immediately upon the commission of any theft, fraud, embezzlement or similar crime involving the commission of any felony, or for a material breach of any obligation of covenant created by or under this Agreement.

     5.6 Employee may terminate this Agreement upon at least thirty (30) days prior notice to the Company upon the happening of any of the events described in subsection 5.3 above.

     5.7 If this  Agreement is terminated by the Company under  subsection  5.2,
5.3 or 5.4, or by Employee under subsection 5.6 above, during the Term hereof, the Company shall continue to pay Employee's monthly base salary and shall continue to provide Employee with insurance coverage as shall be in force on the termination date for a period of twelve (12) months following the date of termination.

     6. Covenant Not to Compete.

     6.1 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twelve (12) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not, directly or indirectly, own, manage, operate, control, be employed by, or participate in the ownership, management, operation or control of a business that is engaged in the same business as the Company within any area or at any location constituting, during the term of Employee's employment and/or at the time Employee's employment is terminated, a Relevant Area. For the purposes of this Section 6, including all subsections of this Section 6, the business in which the Company is engaged is that business commonly known as the network integration and services business, and which services the Company provides, whether or not the Company is authorized to provide and actually provides such services during the term of Employee's employment ("Services"). The "Relevant Area" shall be defined for the purposes of this Agreement as any area located within, or within fifty (50) miles of, the legal boundaries or limits of any city within which the Company or any parent, subsidiary or affiliate thereof is providing Services, has commenced the acquisition of any authorizations, rights of way or facilities or has commenced the construction of facilities for the purpose of providing Services, or the Company has publicly announced or privately disclosed in writing to Employee that it plans to provide Services.

     6.2 During the Term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of twelve (12) months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) directly or indirectly cause or attempt to cause any employee of the Company or any of its affiliates to leave the employ of the Company or any affiliate, (ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, (iii) directly or indirectly hire any employee of the Company or any affiliate to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere or attempt to interfere with any transaction in which the Company or any of its affiliates was involved during the Term of this Agreement or Employee's employment, which ever is longer.

     6.3 Employee agrees that, because of the nature and sensitivity of the information to which he will be privy and because of the nature and national and international scope of the Company's business, the restrictions contained in this Section 6 are fair and reasonable.

     7. Confidential Information.

     7.1 The relationship between the Company and Employee is one of confidence and trust. This relationship and the rights granted and duties imposed by this Section shall continue until a date ten (10) years from the date Employee's employment is terminated.

     7.2 As used in this Agreement (i) "Confidential Information" means information disclosed to or acquired by Employee about the Company's plans, products, processes and services including the Services and any Relevant Area, including information relating to research, development, inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, pricing and tariffed or contractual terms, customer lists and prospect lists or other market information, with respect to any of the Company's then current business activities; and (ii) "Inventions" means any inventions, discoveries, concepts and ideas, whether patentable or not, including, without limitation, processes, methods, formulas, and techniques (as well as related improvements and knowledge) that are based on or related to Confidential Information, that pertain in any manner to the Company's then currently used technology, expertise or business and that are made or conceived by Employee, either solely or jointly with others, and while employed by the Company or within six (6) months thereafter, whether or not made or conceived during working hours or with the use of the Company's facilities, materials or personnel.

     7.3 Employee agrees that he shall at no time during the term of his employment or at any time thereafter disclose any Confidential Information, Inventions or component thereof to any person, firm or corporation to any extent or for any reason or purpose or use any Confidential Information or component thereof for any purpose other than the conduct of the Company's business.

     7.4 Any Confidential Information, Invention or component thereof that is directly or indirectly originated, developed or perfected to any degree by Employee during the term of his employment by the Company shall be and remain the sole property of the Company and shall be deemed trade secrets of the Company.

     7.5 Upon termination of Employee's employment pursuant to any of the provisions herein, Employee or his legal representative shall deliver to the Company all originals and all duplicates and/or copies of all documents, records, notebooks, and similar repositories of or containing Confidential Information or subject matter then in his possession, whether prepared by him or not.

     7.6 Employee  agrees that the  covenants and  agreements  contained in this
Section 7 are fair and reasonable and that no waiver or modification of this Section or any covenant or condition set forth herein shall be valid unless set forth in writing and duly executed by the parties hereto. Employee agrees to execute such separate and further confidentiality agreements embodying and enlarging upon the provisions of this Section 7 as the Company may reasonably request.

     8. Injunctive Relief. Upon a material breach or threatened material breach by Employee of any of the provisions of Sections 6 and 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

     9. No Waiver. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent or other breach by Employee.

     10. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

     11. Notices. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, certified or return receipt requested to the addresses set forth above, or last known address.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     13. Assignment. The Company may assign its rights and obligations under this Agreement to any affiliate of the Company or, subject to the provisions of
Section 5.5, to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

     14. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing, signed by each party to this Agreement.

     15. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

     16. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MARK HELWEGE


/s/Mark Helwege
--------------------------------------


FIBER OPTIC TECHNOLOGIES, INC.



By:  /s/John D. Field
     ----------------------------------
Its: Vice President and Director
     ----------------------------------

AGREED AS TO SECTIONS 2 AND 3.6:
INTELCOM GROUP INC.



By:  /s/John D. Field
     ------------------------------------
Its: Executive Vice President and Secretary
     ------------------------------------